      AMENDMENT
TO
NEW ENGLAND ELECTRIC COMPANIES'
EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN


     Pursuant to the provisions of the New England Electric Companies' Executive Supplemental Retirement Plan, said Plan is hereby amended effective as of March 1, 1999, as follows:

Amend the third paragraph of the section entitled "Lump Sum Payments" as follows:

     At any time following a Change in Control or Major Transaction, any Participant who has had a Termination of Employment, whether before or after the Change in Control or Major Transaction, may elect to receive, in lieu of any future benefits hereunder, a lump sum payment equal to the Actuarial Value of the maximum value of said future benefits, less 10%. Said lump sum is to be paid to the Participant no later than 30 days after the receipt by New England Electric System of the Participant's election.


Amend the section entitled "Amendment or Discontinuance" to read as follows:

     Amendment or Discontinuance
     ---------------------------

     The Committee may amend or discontinue the Supplemental Plan at any time; provided, no modification shall reduce a benefit which, at the time of such amendment or discontinuance, a Participant would be eligible to receive upon Retirement under the Supplemental Plan; and provided further, no amendment or discontinuance in any manner adverse to a Participant with respect to benefit formula or optional form of payment may be made for three years following a Change in Control or a Major Transaction.


                    s/ George M. Sage
                    __________________________________
                    Chairman
               Pursuant to Vote of February 23, 1999, of the Compensation Committee